Exhibit 10.4

Space above this line reserved for Recorder’s use

PERPETUAL NON-PARTICIPATING PRODUCTION ROYALTY DEED

For a good and valuable consideration, the receipt and sufficiency of which is hereby admitted and acknowledged, WILDCAT MINING CORPORATION, whose address is 1630 Ringling Blvd., Sarasota, FL 34236 (hereinafter referred to as "Grantor") hereby grants and conveys to SARASOTA VARCA ASSOCIATES LLC (hereinafter referred to as "Grantee") a perpetual, non-participating production royalty on all of the Subject Minerals produced from the Premises (as those terms are hereinafter defined), in the amounts and upon the terms and conditions hereinafter set forth.

1.

Definitions.  The following terms shall have the meanings set forth below unless the context otherwise requires:

(a)

"Subject Minerals" means all minerals of every kind and character whatsoever other than minerals contained in ore stockpiles that have been identified as of the date this Perpetual Non-Participating Production Royalty Deed is executed.

(b)

"Production Royalty" means the royalty payable on the Subject Minerals calculated as set forth in Section 2 below.

(c)

"Premises" means those certain patented lode mining claims situate and being in the California Mining District, La Plata County, Colorado, to-wit:

NAME OF CLAIM (Patented Lode)	PATENT U.S. SURVEY NUMBER
Idaho Millsite	18320
Idaho Millsite No.1	18321
Idaho Millsite No.2	18321
Alpine	18321
Lord Kitchener	17108
Hartford	17108
Gertrude	16616
Good Hope	17124
Sunrise	17124
Cathryn	16616
Midnight	19646
Helen	19515
Midnight No.2	19646
Pay Day	19516 "A"
Pay Day Millsite	19516 "B"

2.

Production Royalty.  The Production Royalty payable with respect to the Subject Minerals from the Premises shall be determined and calculated as follows:

(a)

Whether Wildcat elects to sell the Subject Minerals in raw form, before any processing or beneficiation, or elects to process the Subject Minerals through a smelter or other processing facility, the Production Royalty shall be equal to one percent (1%) of the "net proceeds" received by Wildcat from the purchaser, smelter or other processing facility. As used herein, "net proceeds" shall mean the gross amount received by Wildcat from the purchaser, smelter or other processing facility less deductions for: (i) actual transportation costs from the Property to the point of sale, smelter; or other processing facility; (ii) if applicable, actual smelting or other processing costs (to the extent the smelter or other processor has not already deducted them before making payment); and (iii) penalties and sampling or assaying costs imposed by the purchaser, smelter or other processing facility. No deductions shall be made for mining costs.

(b)

The Production Royalty payments shall accrue monthly at the end of each month, and shall become due and payable monthly on the 15th day of the following month.  The Production Royalty payments shall be accompanied by a settlement sheet showing in reasonable detail the quantities and grades of the Subject Minerals processed for the preceding month, the proceeds of sale, costs and other deductions, and other pertinent information in sufficient detail to explain the calculation of the Production Royalty payments, including data pertaining to the weighing, sampling, and assaying of the Subject Minerals for the calculation of the Production Royalty due hereunder.

3.

Nature of Interest.  The parties hereto agree that the interest herein granted does not provide Grantee or Grantee's respective agents, heirs, successors, or assigns with the right, power or privilege to: (a) enter onto the Premises; (b) sell, remove, drill for or produce any Subject Minerals from the Premises; or (c) seek partition of the mineral estate in the Premises. Grantee shall be liable for and pay all income taxes on money paid to them.

IN WITNESS WHEREOF, Grantor has executed this Perpetual Non-Participating Production Royalty Deed as of the 28 day of January 2012.

WITNESSES: /s/ Roger Tichenor Print Name: Roger Tichenor /s/ Michael Mensick Print Name: Michael Mensick	WILDCAT MINING CORPORATION a Nevada corporation By:__/s/ Randall Oser Randall Oser President

STATE:    __Nevada________)

)  ss.

COUNTY:___Clark________)

The foregoing instrument was acknowledged before me this 28 day of January, 2012, by Randall Oser, the President of Wildcat Mining Corporation, on behalf of the company; who is personally known to me or who has produced FL DL as identification.

    /s/ Rebecca W. Atshe

Printed Name:   Rebbecca W. Atshe

Notary Public

My Commission Expires:  2/21/2012

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